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EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-55498, 333-51234 and 333-94357) of Insignia Solutions plc and incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-51760, 333-34632, 333-76693, 33-99296 and 33-99592) of Insignia Solutions plc of our report dated January 20, 2002 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 20, 2002 relating to the financial statement schedules, which appears in this Form 10-K. We also consent to references to us under the heading "Selected Consolidated Financial Data" in such registration statement.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, CA March 20, 2002

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS